Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy M. MacPhee
Treasurer, VP — Investor Relations
		Telephone:	(978) 689-6201
		Fax:	(978) 688-2976

WATTS WATER TECHNOLOGIES REPORTS THIRD QUARTER 2017 RESULTS

•                  Reported sales of $365 million, up 7% year-over-year driven primarily by PVI acquisition; organic sales up 1%

•                  GAAP operating margin of 12.1%, up 140 bps year-over-year; adjusted operating margin of 12.6%, up 50 bps year-over-year

•                  GAAP EPS of $0.77, up 22%; adjusted EPS of $0.80, up 13%; both records for the third quarter

•                  Year-to-date cash flow from operations up 5%; year-to-date free cash flow up 31%

North Andover, MA…November 1, 2017.  Watts Water Technologies, Inc. (NYSE: WTS) today announced third quarter 2017 results. Sales of $365 million increased 7% compared to the same period in 2016. Third quarter GAAP EPS was $0.77 as compared to $0.63 for the same period last year. The increase was driven by higher volume, strong operating performance, benefits from the PVI acquisition and lower transformation costs.  Adjusted for special items, third quarter EPS was $0.80 as compared to $0.71 for the same period last year.  Adjusted earnings benefited from higher volume, operating improvements and the PVI acquisition.  A summary of third quarter financial results is as follows:

	Third Quarter Ended
(In millions, except per share information)	October 1, 2017	October 2, 2016	% Change

Sales	$364.7	$341.1	7%

Net income	$26.5	$21.9	21%

Diluted earnings per share	$0.77	$0.63	22%

Special items	0.03	0.08

Adjusted earnings per share	$0.80	$0.71	13%

Remarking on operating results, Chief Executive Officer, Robert J. Pagano Jr., noted, “I am very pleased with our results for the third quarter.  As anticipated, we saw improvement in our top-line growth rate led by a strong performance in the Americas. We sustained our first half earnings momentum, delivering an all-time record adjusted operating margin and a Q3 record for adjusted EPS.  Margins continued to benefit from our transformation and productivity initiatives.  We also delivered strong free cash flow in the quarter, and we expect that trend to continue through the balance of the year.  We remain focused on the execution and deployment of our key initiatives, which we expect will continue to drive results this year and over the long-term.”

Financial Highlights

•                  Organic sales were up 1% compared to the third quarter last year; adjusted operating margin expanded 50 basis points. Regionally:

•                  Americas’ organic sales increased 4% with growth in plumbing, drains and heating and hot water products.  Adjusted operating margin increased 10 basis points as benefits from increased volume, productivity and transformation savings were partially offset by anticipated PVI margin dilution and growth investments.

•                  Europe’s organic sales were down 3% as water and plumbing products were affected by planned product rationalization and lower demand for HVAC products, partially offset by continued growth in our drains business. Our product rationalization efforts across the regions represent the exit of low-margin, non-core products. Adjusted operating margin expanded 90 basis points driven by favorable sales mix, bad debt recovery, productivity and benefits from our restructuring programs.

•                  APMEA’s organic sales declined 10%, driven by planned product rationalization, which negatively impacted sales by 11%.  Adjusted operating margin decreased 720 basis points, due to a significant decline in affiliate volume, sales mix and higher growth investments.

•                  PVI delivered sales of approximately $14 million during the quarter, up mid-single digits year-over-year.

•                  The Company repurchased approximately 73,000 shares of Class A common stock at a cost of approximately $4.7 million during the third quarter.  Year-to-date, we have purchased approximately 214,000 shares at a cost of approximately $14 million, which offset dilution from our stock compensation programs.

For a reconciliation of GAAP to non-GAAP items and a statement regarding the usefulness of these measures to investors and management in evaluating our operating performance, please see the tables attached to this press release.

Watts Water Technologies, Inc. will hold a live web cast of its conference call to discuss third quarter results for 2017 on Thursday, November 2, 2017, at 9:00 a.m. Eastern Time. This press release and the live web cast can be accessed by visiting the Investors section of the Company’s website at www.wattswater.com. Following the web cast, an archived version of the call will be available at the same address until November 1, 2018.

Watts Water Technologies, Inc., through its subsidiaries, is a world leader in the manufacture of innovative products to control the efficiency, safety, and quality of water within residential, commercial, and institutional applications. Its expertise in a wide variety of water technologies enables it to be a comprehensive supplier to the water industry.

This Press Release includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, including statements relating to expected improvement in free cash flow during the year, our long-term growth strategy, our transformation and restructuring initiatives and the timing and expected costs and savings associated with those initiatives.  These forward-looking statements reflect our current views about future events.  You should not rely on forward-looking statements because our actual results may differ materially from those predicted as a result of a number of potential risks and uncertainties.  These potential risks and uncertainties include, but are not limited to: the effectiveness, the timing and the expected costs and savings associated with our ongoing restructuring and transformation programs and initiatives; the current economic and financial condition, which can affect the housing and construction markets where our products are sold, manufactured and marketed; shortages in and pricing of raw materials and supplies; our ability to compete effectively; changes in variable interest rates on our borrowings; failure to expand our markets through acquisitions; failure to successfully develop and introduce new product offerings or enhancements to existing products; failure to manufacture products that meet required performance and safety standards; foreign exchange rate fluctuations; cyclicality of industries where we market our products, such as plumbing and heating wholesalers and home improvement retailers; environmental compliance costs; product liability risks; changes in the status of current litigation; and other risks and uncertainties discussed under the heading “Item 1A. Risk Factors” and in Note 14 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC and our subsequent filings with the SEC.  We undertake no duty to update the information contained in this Press Release, except as required by law.

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in millions, except per share information)

(Unaudited)

	Third Quarter Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2017	2016	2017	2016
Net sales	$364.7	$341.1	$1,090.4	$1,056.4
Cost of goods sold	212.0	199.1	637.2	628.5
GROSS PROFIT	152.7	142.0	453.2	427.9
Selling, general and administrative expenses	107.0	104.5	324.8	317.6
Restructuring	1.4	1.0	3.6	5.6
Gain on disposition	—	—	—	(8.7)
OPERATING INCOME	44.3	36.5	124.8	113.4
Other (income) expense:
Interest income	(0.2)	(0.3)	(0.6)	(0.8)
Interest expense	4.7	4.9	14.5	17.1
Other expense (income), net	0.3	(0.5)	0.8	(3.6)
Total other expense	4.8	4.1	14.7	12.7
INCOME BEFORE INCOME TAXES	39.5	32.4	110.1	100.7
Provision for income taxes	13.0	10.5	34.7	34.0
NET INCOME	$26.5	$21.9	$75.4	$66.7

BASIC EPS
NET INCOME PER SHARE	$0.77	$0.63	$2.19	$1.93
Weighted average number of shares	34.4	34.5	34.4	34.5
DILUTED EPS
NET INCOME PER SHARE	$0.77	$0.63	$2.19	$1.93
Weighted average number of shares	34.4	34.5	34.5	34.5
Dividends declared per share	$0.19	$0.18	$0.56	$0.53

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amounts in millions, except share information)

(Unaudited)

	October 1,	December 31,
	2017	2016
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$246.6	$338.4
Trade accounts receivable, less allowance for doubtful accounts of $14.3 million at October 1, 2017 and $14.2 million at December 31, 2016	229.2	198.0
Inventories, net:
Raw materials	82.5	81.5
Work in process	16.5	13.7
Finished goods	160.1	144.2
Total Inventories	259.1	239.4
Prepaid expenses and other assets	28.1	40.5
Assets held for sale	2.0	3.1
Total Current Assets	765.0	819.4
PROPERTY, PLANT AND EQUIPMENT:
Property, plant and equipment, at cost	515.3	498.1
Accumulated depreciation	(323.2)	(308.4)
Property, plant and equipment, net	192.1	189.7
OTHER ASSETS:
Goodwill	548.5	532.7
Intangible assets, net	190.0	202.5
Deferred income taxes	2.6	3.0
Other, net	17.4	15.9
TOTAL ASSETS	$1,715.6	$1,763.2

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$96.3	$101.1
Accrued expenses and other liabilities	128.6	136.8
Accrued compensation and benefits	50.5	48.5
Current portion of long-term debt	22.5	139.1
Total Current Liabilities	297.9	425.5
LONG-TERM DEBT, NET OF CURRENT PORTION	500.6	511.3
DEFERRED INCOME TAXES	50.8	48.6
OTHER NONCURRENT LIABILITIES	35.5	41.5
STOCKHOLDERS' EQUITY:
Preferred Stock, $0.10 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock, $0.10 par value; 80,000,000 shares authorized; 1 vote per share; issued and outstanding: 27,771,206 shares at October 1, 2017 and 27,831,013 shares at December 31, 2016	2.8	2.8
Class B common stock, $0.10 par value; 25,000,000 shares authorized; 10 votes per share; issued and outstanding: 6,379,290 shares at October 1, 2017 and December 31, 2016	0.6	0.6
Additional paid-in capital	547.5	535.2
Retained earnings	386.4	348.5
Accumulated other comprehensive loss	(106.5)	(150.8)
Total Stockholders' Equity	830.8	736.3
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,715.6	$1,763.2

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	October 1,	October 2,
	2017	2016
OPERATING ACTIVITIES
Net income	$75.4	$66.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21.9	22.7
Amortization of intangibles	16.8	15.3
Loss on disposal and impairment of property, plant and equipment and other	1.0	1.8
Gain on disposition	—	(8.6)
Gain on acquisition	—	(1.7)
Stock-based compensation	10.2	10.6
Deferred income tax	1.8	2.9
Changes in operating assets and liabilities, net of effects from business acquisitions and divestitures:
Accounts receivable	(21.9)	(24.3)
Inventories	(10.1)	1.4
Prepaid expenses and other assets	11.1	8.7
Accounts payable, accrued expenses and other liabilities	(32.8)	(25.9)
Net cash provided by operating activities	73.4	69.6
INVESTING ACTIVITIES
Additions to property, plant and equipment	(17.1)	(26.3)
Proceeds from the sale of property, plant and equipment	0.4	—
Net proceeds from the sale of assets, and other	3.1	4.2
Business acquisitions, net of cash acquired	0.1	(2.1)
Net cash used in investing activities	(13.5)	(24.2)
FINANCING ACTIVITIES
Proceeds from long-term borrowings	20.0	530.0
Payments of long-term debt	(151.8)	(501.1)
Payment of capital leases and other	(4.6)	(1.6)
Proceeds from share transactions under employee stock plans	1.0	7.3
Tax benefit of stock awards exercised	—	0.4
Payments to repurchase common stock	(13.6)	(22.2)
Debt issuance costs	—	(2.1)
Dividends	(19.4)	(18.2)
Net cash used in financing activities	(168.4)	(7.5)
Effect of exchange rate changes on cash and cash equivalents	16.7	4.5
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(91.8)	42.4
Cash and cash equivalents at beginning of year	338.4	296.2
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$246.6	$338.6

WATTS WATER TECHNOLOGIES, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Amounts in millions)

(Unaudited)

	Net Sales
	Third Quarter Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Americas	$239.1	$215.8	$718.3	$677.6
Europe*	109.0	107.0	324.6	329.6
APMEA*	16.6	18.3	47.5	49.2
Total	$364.7	$341.1	$1,090.4	$1,056.4

	Operating Income (Loss)
	Third Quarter Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Americas	$39.8	$32.2	$110.5	$95.7
Europe*	13.4	12.3	38.5	32.3
APMEA*	0.5	1.6	3.3	13.1
Corporate	(9.4)	(9.6)	(27.5)	(27.7)
Total	$44.3	$36.5	$124.8	$113.4

	Intersegment Sales
	Third Quarter Ended		Nine Months Ended
	October 1, 2017	October 2, 2016	October 1, 2017	October 2, 2016

Americas	$2.5	$2.9	$9.0	$9.1
Europe*	4.0	2.9	11.9	8.8
APMEA*	12.8	17.2	52.8	58.3
Total	$19.3	$23.0	$73.7	$76.2

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

Key Performance Indicators and Non-GAAP Measures

In this press release we refer to non-GAAP financial measures (including adjusted operating income, adjusted operating margins, adjusted net income, adjusted earnings per share, organic sales, free cash flow, net debt to capitalization ratio and the cash conversion rate of free cash flow to net income) and provide a reconciliation of those non-GAAP financial measures to the corresponding financial measures contained in our consolidated financial statements prepared in accordance with GAAP. We believe that these financial measures are appropriate to enhance an overall understanding of our historical financial performance and future prospects. Adjusted operating income, adjusted operating margins, adjusted net income and adjusted earnings per share eliminate certain expenses incurred in the periods presented that relate primarily to our global restructuring programs, deployment costs, acquisition related costs, gains on acquisition and disposition,  the related income tax impacts on these items and other tax adjustments. Management then utilizes these adjusted financial measures to assess the run-rate of the Company’s operations against those of comparable periods.  Organic sales growth is a non-GAAP measure of sales growth excluding the impacts of foreign exchange, acquisitions and divestitures from period-over-period comparisons. Management believes reporting organic sales growth provides useful information to investors, potential investors and others, which allows for a more complete understanding of underlying sales trends by providing sales growth on a consistent basis. Free cash flow and the net debt to capitalization ratio, which are adjusted to exclude certain cash inflows and outlays, and include only certain balance sheet accounts from the comparable GAAP measures, are an indication of our performance in cash flow generation and also provide an indication of the Company’s relative balance sheet leverage to other industrial manufacturing companies. The cash conversion rate of free cash flow to net income is also a measure of our performance in cash flow generation. These non-GAAP financial measures are among the primary indicators management uses as a basis for evaluating our cash flow generation and our capitalization structure. In addition, free cash flow is used as a criterion to measure and pay certain compensation-based incentives. For these reasons, management believes these non-GAAP financial measures can be useful to investors, potential investors and others. The Company’s non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial measures prepared in accordance with GAAP.

TABLE 1

RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions, except per share information)

(Unaudited)

CONSOLIDATED RESULTS

	Third Quarter Ended		Nine Months Ended
	October 1,	October 2,	October 1,	October 2,
	2017	2016	2017	2016

Net sales	$364.7	$341.1	$1,090.4	$1,056.4

Operating income - as reported	$44.3	$36.5	$124.8	$113.4
Operating margin %	12.1%	10.7%	11.4%	10.7%

Adjustments for special items:
Acquisition related costs
- Acquisition costs	—	—	0.2	0.1
- Purchase accounting adjustment	—	—		0.5
	—	—	0.2	0.6

Restructuring	1.4	1.0	3.6	5.6

Gain on disposition	—	—	—	(8.7)

Deployment costs related to transformation activities
- Europe transformation	0.1	0.1	0.5	0.2
- Americas & APMEA transformation	—	3.8	2.4	11.7
	0.1	3.9	2.9	11.9

Total adjustments for special items	$1.5	$4.9	$6.7	$9.4

Operating income - as adjusted	$45.8	$41.4	$131.5	$122.8
Adjusted operating margin %	12.6%	12.1%	12.1%	11.6%

Net income - as reported	$26.5	$21.9	$75.4	$66.7

Adjustments for special items - tax affected:
Acquisition related costs
- Acquisition costs	—	—	0.1	0.1
- Gain on acquisition	—	—	—	(1.0)
- Purchase accounting adjustment	—	—	—	0.4
	—	—	0.1	(0.5)

Restructuring	0.9	0.6	2.4	3.6

Gain on disposition	—	—	—	(8.3)

Deployment costs related to transformation activities
- Europe transformation	0.1	0.1	0.4	0.2
- Americas & APMEA transformation	—	2.2	1.5	7.1
	0.1	2.3	1.9	7.3
Other Items
- Tax adjustments		(0.2)	(1.3)	1.5

Total Adjustments for special items - tax affected:	$1.0	$2.7	$3.1	$3.6

Net income - as adjusted	$27.5	$24.6	$78.5	$70.3

Diluted earnings per share - as reported	$0.77	$0.63	$2.19	$1.93
Adjustments for special items	0.03	0.08	0.09	0.11
Diluted earnings per share - as adjusted	$0.80	$0.71	$2.28	$2.04

TABLE 2

SEGMENT INFORMATION - RECONCILIATION OF GAAP “AS REPORTED” TO THE “ADJUSTED” NON-GAAP

EXCLUDING THE EFFECT OF ADJUSTMENTS FOR SPECIAL ITEMS

(Amounts in millions)

(Unaudited)

	Third Quarter Ended					Third Quarter Ended
	October 1, 2017					October 2, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$239.1	109.0	16.6	—	364.7	$215.8	107.0	18.3	—	341.1

Operating income (loss) - as reported	$39.8	13.4	0.5	(9.4)	44.3	$32.2	12.3	1.6	(9.6)	36.5
Operating margin %	16.6%	12.3%	3.0%		12.1%	14.9%	11.5%	8.7%		10.7%

Adjustments for special items	$0.7	0.6	0.2	—	1.5	$4.1	0.4	0.5	(0.1)	4.9

Operating income (loss) - as adjusted	$40.5	14.0	0.7	(9.4)	45.8	$36.3	12.7	2.1	(9.7)	41.4
Adjusted operating margin %	16.9%	12.8%	4.3%		12.6%	16.8%	11.9%	11.5%		12.1%

	Nine Months Ended					Nine Months Ended
	October 1, 2017					October 2, 2016
	Americas	Europe*	APMEA*	Corporate	Total	Americas	Europe*	APMEA*	Corporate	Total

Net sales	$718.3	324.6	47.5	—	1,090.4	$677.6	329.6	49.2	—	1,056.4

Operating income (loss) - as reported	$110.5	38.5	3.3	(27.5)	124.8	$95.7	32.3	13.1	(27.7)	113.4
Operating margin %	15.4%	11.9%	6.9%		11.4%	14.1%	9.8%	26.6%		10.7%

Adjustments for special items	$5.0	1.1	0.6	—	6.7	$13.1	3.4	(7.0)	(0.1)	9.4

Operating income (loss) - as adjusted	$115.5	39.6	3.9	(27.5)	131.5	$108.8	35.7	6.1	(27.8)	122.8
Adjusted operating margin %	16.1%	12.2%	8.3%		12.1%	16.1%	10.8%	12.4%		11.6%

* 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 3

SEGMENT INFORMATION - RECONCILIATION OF REPORTED NET SALES TO ORGANIC SALES

(Unaudited)

	Third Quarter Ended
	Americas	Europe*	APMEA*	Total

Reported net sales October 1, 2017	$239.1	$109.0	$16.6	$364.7
Reported net sales October 2, 2016	215.8	107.0	18.3	341.1
Dollar change	$23.3	$2.0	$(1.7)	$23.6
Net Sales % increase (decrease)	10.8%	1.9%	-9.7%	6.9%
(Increase) due to foreign exchange	-0.3%	-4.9%	—	-1.8%
(Increase) due to acquisition	-6.7%	—	—	-4.2%
subtotal	-7.0%	-4.9%	0.0%	-6.0%
Organic sales increase (decrease)	3.8%	-3.0%	-9.7%	0.9%

	Nine Months Ended
	Americas	Europe*	APMEA*	Total

Reported net sales October 1, 2017	$718.3	$324.6	$47.5	$1,090.4
Reported net sales October 2, 2016	677.6	329.6	49.2	1,056.4
Dollar change	$40.7	$(5.0)	$(1.7)	$34.0
Net Sales % increase (decrease)	6.0%	-1.5%	-3.7%	3.2%
Decrease due to foreign exchange	—	0.9%	0.5%	0.3%
Decrease due to divestitures	0.5%	—	—	0.3%
(Increase) due to acquisition	-6.2%	—	-2.6%	-4.1%
subtotal	-5.7%	0.9%	-2.1%	-3.5%
Organic sales (decrease) increase	0.3%	-0.6%	-5.8%	-0.3%

*                 2016  results retrospectively adjusted to reflect the change in composition of reportable segments moving Watts Middle East out of Europe and into APMEA.

TABLE 4

RECONCILIATION OF NET CASH PROVIDED BY OPERATIONS TO FREE CASH FLOW

(Amounts in millions)

(Unaudited)

	Nine Months Ended
	October 1,	October 2,
	2017	2016

Net cash provided by operations - as reported	$73.4	$69.6
Less: additions to property, plant, and equipment	(17.1)	(26.3)
Plus: proceeds from the sale of property, plant, and equipment	0.4	—
Free cash flow	$56.7	$43.3

Net income - as reported	$75.4	$66.7

Cash conversion rate of free cash flow to net income	75.2%	64.9%

TABLE 5

RECONCILIATION OF LONG-TERM DEBT (INCLUDING CURRENT PORTION) TO NET DEBT AND NET DEBT TO CAPITALIZATION RATIO

(Amounts in millions)

(Unaudited)

	October 1,	December 31,
	2017	2016

Current portion of long-term debt	$22.5	$139.1
Plus: Long-term debt, net of current portion	500.6	511.3
Less: Cash and cash equivalents	(246.6)	(338.4)
Net debt	$276.5	$312.0

Net debt	$276.5	$312.0
Plus: Total stockholders’ equity	830.8	736.3
Capitalization	$1,107.3	$1,048.3

Net debt to capitalization ratio	25.0%	29.8%